EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS STRONG SECOND QUARTER RESULTS

LITTLETON, CO - August 11, 2005 - ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the second quarter and six months ended June 30, 2005. See attached tables.

Second Quarter Financial Highlights - versus fiscal 2004 first quarter
*     Total revenues increased 39% to $2.5 million.
*     Operating income was up 15% to $62,000.
* Net income rose to $107,000 or $0.02 per diluted share from $41,000 or $0.01 per diluted share in the same period last year. Net earnings per diluted share were calculated on 30% more shares outstanding due to the successful completion of a one million-share private equity placement in August 2004.

First Half Financial Highlights - versus fiscal 2004 first half
*     Total revenues rose 40% to $4.6 million.
*     Operating income nearly tripled to $117,000.
* Net income increased to $202,000 or $0.04 per diluted share from $17,000. Net earnings per diluted share were calculated on 33% more shares outstanding due to the successful completion of the aforementioned private equity placement

Dr. Michael Durham, President of ADA-ES, stated, "The key driver of our strong sales levels was our mercury emission control segment. Revenues in this portion of the business were up substantially, by 53% in the second quarter and 55% in the first half, primarily due to increased mercury measurement services. We continue to work with potential utility customers on various full-scale mercury emission control programs, which also contributed to the rise in our mercury emission control revenue. We have participated in four demonstrations thus far in 2005 where we have shown up to a 90% mercury removal rate and have sixteen additional demonstrations planned over the next two years."

Dr. Durham further stated, "This is a busy and exciting time for the Company as 2005 represents the beginning of the transition from technology development and demonstration to commercial sales. Last week, we announced an important milestone - our first commercial contract. We are supplying activated carbon injection equipment valued at over $1 million to a new coal-fired power plant being built in the Midwest. We have been extensively involved in bid and proposal activity for the past year and continue to put out a number of new bids. As a result, we expect additional commercial contracts to be awarded this year."

Dr. Durham concluded, "We continue to move forward with our business strategy to provide environmental technology and specialty chemicals to the power industry. We are experiencing tremendous growth in the mercury control area, which in turn, is enabling the broadening of the Company's capabilities, intellectual property, and resources to meet the needs in this developing market. Additionally, we have initiated activities with respect to several potential new sources of revenues that may diversify our markets and technology offerings. Based on current contracts and other anticipated work, we expect revenue growth of 20-30% this year. We look forward to updating you on the Company's performance."
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ADA-ES, Inc. News Release                                               Page 2
August 11, 2005

Conference Call
Management will conduct a conference call on Thursday, August 11, 2005 at 11:00 a.m. ET to discuss the financial results and recent developments. Interested parties may participate in the call by dialing 706-679-3200 - please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call. The conference call will also be broadcast live over the Internet via the Investor Information section of ADA-ES' website at www.adaes.com. To listen to the live call please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company's web site.

About ADA-ES
Headquartered in Littleton, Colorado, ADA-ES, Inc. develops and implements proprietary environmental technology and specialty chemicals that mitigate the environmental impact from electric power and industrial companies while reducing operating costs.

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The United States Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements in this document that are based on information the Company believes reasonable, but such projections and statements involve significant uncertainties. Actual events or results - including predicted revenue growth and award of additional commercial contracts - could differ materially from those discussed in the forward-looking statements as a result of various factors including but not limited to changing market demand for ADA-ES chemicals and systems and changes in technology, federal funding, laws or regulations, availability of skilled personnel, and other factors discussed in the company's filings with the U.S. Securities and Exchange Commission.


Contact:
ADA-ES, Inc.                          -or-      Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President        The Equity Group Inc.
Mark H. McKinnies, CFO                          www.theequitygroup.com
(303) 734-1727                                  Lauren Barbera, (212) 836-9610
www.adaes.com                                   LBarbera@equityny.com



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ADA-ES, Inc. News Release                                              Page 3
August 11, 2005



               Consolidated Statements of Operations (Unaudited)
                Three and Six Months Ended June 30, 2005 and 2004
                 (amounts in thousands, except per share)

                                           3 Months ended     6 Months ended
                                        6/30/05    6/30/04   6/30/05  6/30/04
REVENUES:                               -------    -------   -------  -------
     Mercury emission control            $1,952    $ 1,278    $3,559   $2,299
     Flue gas conditioning                  454        387       961      808
     Combustion aids and other               68        109       126      207
                                          -----      -----     -----    -----
        Total revenues                    2,474      1,774     4,646    3,314

COST OF SERVICES                          1,550        975     2,815    1,821
                                          -----      -----     -----    -----
GROSS MARGIN                                924        799     1,831    1,493

COST AND EXPENSES:
    General and administrative              634        440     1,186      896
    Research & development                  188        263       446      479
    Depreciation and amortization            40         42        82       78
                                          -----      -----     -----    -----
             Total expenses                 862        745     1,714    1,453
                                          -----      -----     -----    -----
OPERATING INCOME                             62         54       117       40

OTHER INCOME (EXPENSE):
    Interest expense                         (1)       (10)       (2)     (24)
    Other, net                               63         (3)      133        1
                                          -----      -----     -----    -----
     Total other income (expense)            62        (13)      131     (23)
                                          -----      -----     -----    -----
INCOME BEFORE TAX                           124         41       248       17
PROVISION FOR TAX EXPENSE                   (17)        -        (46)      -
                                          -----       ----     -----    -----
NET INCOME                                  107         41       202       17

UNREALIZED GAINS ON CERTAIN INVESTMENTS
 IN EQUITY  SECURITIES, net of tax           27         -          9       -
                                          -----      -----     -----    -----
COMPREHENSIVE INCOME                     $  134     $   41    $  211   $   17
                                         ======     ======    ======   ======
NET INCOME PER COMMON SHARE-Basic
 and Diluted                             $  .02     $  .01    $  .04   $  .00
                                         ======     ======    ======   ======
WEIGHTED AVERAGE BASIC COMMON SHARES
 OUTSTANDING                              4,822      3,741     4,820    3,714
                                         ======     ======    ======   ======
WEIGHTED AVERAGE DILUTED COMMON SHARES
 OUTSTANDING                              4,939      3,787     4,997    3,759
                                         ======     ======    ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for June 30, 2005.



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ADA-ES, Inc. News Release                                          Page 4
August 11, 2005


                    ADA-ES, Inc. and Subsidiary
                Consolidated Balance Sheets (Unaudited)
                         (amounts in thousands)
                                                        6/30/05   12/31/04
                               ASSETS

CURRENT ASSETS:
  Cash, and cash equivalents                            $ 2,424  $ 2,108
  Trade receivables, net of allowance for doubtful
   accounts                                               1,363    1,198
Investment in securities                                  1,048      713
  Prepaid expenses, inventory and other                     246      248
                                                          -----    -----
      Total current assets                                5,081    4,267

PROPERTY AND EQUIPMENT, at cost                           1,339    1,345
    Less accumulated depreciation and amortization         (949)    (896)
                                                          -----    -----
          Net property and equipment                        430      449

GOODWILL, net of amortization                             2,024    2,024
INTANGIBLE ASSETS, net of amortization                      157      146
INVESTMENT IN SECURITIES                                  5,696    5,812
DEFERRED TAX BENEFIT and other assets                       627      382
                                                         ------    -----
TOTAL ASSETS                                            $13,975  $13,080
                                                         ======   ======

           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Account payable                                       $   551  $   433
  Accrued expenses                                          373      403
  Deferred revenues                                         233      202
                                                          -----    -----
      Total current liabilities                           1,157    1,038
                                                          -----    -----
LONG-TERM LIABILITIES:
  Deferred compensation and other liabilities                17       32
                                                          -----    -----
      Total long-term liabilities                            25       32
                                                          -----    -----
STOCKHOLDERS' EQUITY:
  Preferred stock                                            -        -
  Common stock no par value                              13,714   13,134
  Accumulated comprehensive income                           43       34
  Accumulated deficit                                      (956)  (1,158)
                                                         ------   ------
      Total stockholders' equity                         12,801   12,010
                                                         ------   ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $13,975  $13,080
                                                         ======   ======

See notes accompanying ADA-ES' consolidated financial statements in its Form 10-QSB for June 30, 2005.

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